UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 30, 2013

CORELOGIC, INC.
(Exact Name of the Registrant as Specified in Charter)

Delaware	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Pacifica, Irvine, California	92618-7471
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (949) 214-1000
Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of Stockholders of CoreLogic, Inc. (the "Company") was held on July 30, 2013.

(b)	The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below.

1.	The nominees for election to the Board were elected, each until the next annual meeting and until their successors are duly elected and qualified, based upon the following votes:

Directors	For	Against	Abstain	Broker Non-Vote
J. David Chatham	77,022,372	275,375	60,269	8,966,804
Douglas C. Curling	77,180,730	116,989	60,297	8,966,804
John C. Dorman	77,178,603	120,151	59,261	8,966,805
Paul F. Folino	77,071,855	225,799	60,361	8,966,805
Anand K. Nallathambi	77,129,648	179,708	48,659	8,966,805
Thomas C. O'Brien	77,129,239	168,595	60,181	8,966,805
D. Van Skilling	76,954,077	346,530	57,408	8,966,805
Jaynie Miller Studenmund	76,511,459	776,738	69,818	8,966,805
David F. Walker	77,212,870	85,860	59,285	8,966,805
Mary Lee Widener	76,901,297	399,268	57,450	8,966,805

2.	The proposal to approve, on an advisory basis, the compensation of the Company's named executive officers was approved based upon the following votes:

	For	Against	Abstain	Broker Non-Vote
	76,349,605	827,688	180,719	8,966,808

3.
The proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013 was approved based upon the following votes:

	For	Against	Abstain	Broker Non-Vote
	85,429,984	800,726	94,110	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CORELOGIC, INC.

Date:	August 2, 2013	By:	/s/ STERGIOS THEOLOGIDES
		Name:	Stergios Theologides
		Title:	Senior Vice President, General Counsel and Secretary